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                                                                    EXHIBIT 99.G
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                    AMENDMENT NO. 1 TO THE VOTING AGREEMENT
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          This Amendment No. 1, dated as of April 16, 1998 ("Amendment No. 1"),
                                                             ---------------
to the Voting Agreement dated as of February 3, 1998 (the "Voting Agreement"),
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is entered into by and between the person identified as a Shareholder of TRESCOM
INTERNATIONAL, INC., a Florida corporation (the "Company"), on the signature
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page below (the "Shareholder") and PRIMUS TELECOMMUNICATIONS GROUP,
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INCORPORATED, a Delaware corporation (the "Purchaser").  The Shareholder and the
                                           ---------
Purchaser are referred to collectively herein as the "Parties".  Capitalized
                                                      -------
terms not otherwise defined herein have the meanings set forth in the Voting Agreement.

                                  WITNESSETH:
                                  -----------

          WHEREAS, the Parties previously entered into a Voting Agreement and now desire to amend the Voting Agreement as set forth below;

          WHEREAS, concurrently with this Amendment No. 1, and as a condition hereto, Purchaser, the Company and Taurus Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Purchaser ("Purchaser
                                                           ---------
Subsidiary"), are entering into an amendment to the Agreement and Plan of Merger dated as of February 3, 1998 (as so amended, as previously amended and as hereafter amended, the "Merger Agreement");
                        ----------------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

          1. Section 1 of the Voting Agreement is hereby amended to delete the last sentence thereof.

          2. The Voting Agreement is hereby amended to create a new Section 20 which shall read in its entirety:

"20. Purchaser Option
     ----------------

     20.1. Shareholder hereby grants to the Purchaser an irrevocable option, exercisable as provided herein (the "Purchaser Option"), to purchase all of the
                                     ----------------
Shares (the "Purchaser Option Shares") at an exercise price determined as set
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forth below.  The exercise price per Share shall be payable in shares of common stock, par value $.01 per share, of the Purchaser ("Purchaser Common Stock",
                                                    ----------------------
each a "Purchaser Share") and shall equal the Per Share Merger Consideration (as
        ---------------
defined in the Merger Agreement), it being understood that for purposes of determining the Per Share Merger Consideration in connection with this Agreement, the Weighted Average Sales Price (as defined in the Merger Agreement) of a Purchaser Share shall be determined with reference to the applicable exercise date of the Purchaser Option as opposed to the Closing Date (as defined in the Merger Agreement).
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     20.2. The Purchaser Option may be exercised by the Purchaser at any time after the Merger Agreement is terminated under circumstances which entitle the Purchaser to receive the amount provided for under Section 7(b)(ii) of the Merger Agreement until the 30th day following the termination of the Merger Agreement. If the Purchaser wishes to exercise the Purchaser Option, the Purchaser shall give written notice to the Shareholder of its exercise of the Purchaser Option, specifying the place, time and date, not earlier than three business days and not later than 20 days from the date such notice is given, for the closing of such purchase (the "Closing"). The exercise of the Purchaser
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Option shall be effective on the date such notice of exercise is given.  The
Closing shall be held on the date specified in such notice unless, on such date, there shall be any preliminary or permanent injunction or other order by any court of competent jurisdiction or any other legal restraint or prohibition preventing the consummation of such purchase, in which event the Closing shall be held as soon as practicable following the lifting, termination or suspension of such injunction, order, restraint or prohibition (each party agreeing to use its best efforts to have such injunction, order, restraint or prohibition lifted, terminated or suspended), but in any event within two days thereof. Shareholder's obligations to sell Purchaser Option Shares upon exercise of the Purchaser Option are subject to the condition that there shall be no preliminary or permanent injunction or other order preventing or restricting the issuance of the Purchaser Option Shares to the Purchaser or the issuance of Purchaser Common Stock to Shareholder.

     20.3 Delivery of Exercise Price and Purchaser Option Shares.  At any
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Closing hereunder (a) the Purchaser shall make payment to the Shareholder of the aggregate Exercise Price for the Purchaser Option Shares so purchased by delivery of a certificate or certificates duly executed by the Purchaser and registered in the name of Shareholder, representing the number of shares of Purchaser Common Stock as determined pursuant to this Section 20, and (b) the Shareholder shall deliver or cause to be delivered to the Purchaser a certificate or certificates, duly executed by the Company and registered in the name of the Purchaser, representing the number of Purchaser Option Shares so purchased."

     20.4 Shareholder's Investment Representation.  In connection with any
          ---------------------------------------
exercise of the Purchaser Option and the issuance of shares of Purchaser Common Stock to Shareholder pursuant thereto, Shareholder represents and warrants to the Purchaser that he is an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor"). Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transactions contemplated hereby. He is acquiring the shares of Purchaser Common Stock for his own account, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"),
                                                          --------------
subject to any requirement of law that the disposition of his property be at all times within his control and subject to his ability to resell any such shares of Purchaser Common Stock pursuant to any exemption from registration available under the Securities Act or pursuant to the registration

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

rights granted below in this Agreement. He understands and acknowledges that the shares of Purchaser Common Stock will not have been registered under the Securities Act or any other applicable securities laws and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto. He is aware that he may be required to bear the economic risk of an investment in the shares of Purchaser Common Stock for an indefinite period of time and he is able to bear that risk for an indefinite period. He agrees that the shares of Purchaser Common Stock will bear a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO."

      3. Section 4 of the Voting Agreement is hereby amended and restated to read in its entirety, as follows:

     "4.  Termination.  This Agreement shall terminate on the earliest of (a)
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the Effective Time (as defined in the Merger Agreement), (b) the date immediately following the termination of the Merger Agreement in accordance with its terms, and (c) October 31, 1998; provided, however, (i) the provisions of
Section 1 shall survive any termination of this Agreement for so long as the Purchaser Option remains exercisable pursuant to Section 20, (ii) the provisions of Sections 5, 6 and 20 shall survive any termination of this Agreement, (iii) the provisions of Section 21 shall survive (x) the Effective Time if this Agreement otherwise terminates at the Effective Time or (y) if the Purchaser Option is exercisable or exercised pursuant to Section 20 and this Agreement otherwise terminates and (iv) the provisions of Section 22 shall survive if the Purchaser Option is exercisable or exercised pursuant to Section 20 and this Agreement otherwise terminates."

      4. The Voting Agreement is hereby amended to create a new Section 21 which shall read in its entirety:

"21. Piggyback Registration.
     ----------------------

     21.1 Definitions.  As used herein, unless the context otherwise requires,
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the following terms have the following respective meanings:

          "Commission"  means the United States Securities and Exchange
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Commission.

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

          "Registrable Securities" means all the Purchaser Shares received by
           ----------------------
the Shareholder at the Effective Time or pursuant to any exercise of the Purchaser Option, together with any additional Purchaser Shares received by the Shareholder as a result of any stock dividend, extraordinary dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like and involving the Purchaser Shares received by the Shareholder at the Effective Time or pursuant to any exercise of the Purchaser Option; provided, however, such securities shall cease to be Registrable Securities when they become freely saleable to the public under Rule 145(d) and Rule 144, without volume limitation, as the case may be.

          "Registration Expenses" means all expenses incurred by the Purchaser
           ---------------------
incident to the Purchaser's performance of this Section 21, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all printing expenses, the fees and disbursements of counsel for the Purchaser and of the Purchaser's independent public accountants, including the expenses of "comfort" letters, its expenses incurred in connection with any "road show" presentations in which it may participate and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

          "Selling Expenses" means all expenses incurred by the Shareholder
           ----------------
incident to the Shareholder's performance of this Section 21, including, without limitation, all underwriting discounts and commissions, the fees and disbursements of its advisors, including its counsel and its accountants, and its expenses incurred in connection with any "road show" presentations in which it may participate.

     21.2 Right to Include Registrable Securities.  If the Purchaser at any time
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proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2, S-3 or any successor or similar form(s) (except registrations on such forms or similar forms solely for registration of securities in connection with (i) an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) debt securities which are not convertible into Purchaser Common Stock), whether or not for sale for its own account, it shall each such time give written notice to the Shareholder of its intention to do so at least 30 days prior to the anticipated filing date of a registration statement with respect to such registration with the Commission. Upon the written request of the Shareholder made as promptly as practicable and in any event within 10 business days after the receipt of any such notice, which request shall specify the Registrable Securities intended to be disposed of by the Shareholder, the Purchaser shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Purchaser has been so requested to register by the Shareholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in

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

connection with such registration, the Purchaser shall determine for any reason not to register or to delay registration of such securities, the Purchaser may, at its election, give written notice of such determination to the Shareholder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If an underwritten offering, any right of the Shareholder to participate in a registration pursuant to this Section 21.2 shall be conditioned upon it agreeing to offer and sell Registrable Securities in accordance with the plan of distribution applicable to the other Purchaser Shares sought to be offered and sold in such registration.

          (b) Expenses.  The Purchaser shall pay the Registration Expenses in
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connection with any registration effected pursuant to this Section 21.2 and the
Shareholder shall pay the Selling Expenses in connection with any registration effected pursuant to this Section 21.2.

          (c) Selection of Underwriters and Form of Registration Statement.  In
              ------------------------------------------------------------
connection with each public offering effected pursuant to this Section 21.2, the Purchaser shall promptly select the managing underwriters, if any, and the form of registration statement to be used in connection with any such offering.

          (d) Priority in Piggyback Registrations.  Notwithstanding anything in
              -----------------------------------
Section 21.2 above to the contrary, if the managing underwriter of any underwritten public offering shall inform the Purchaser by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially and adversely affect such public offering, then the Purchaser shall promptly notify the Shareholder of such fact. If the managing underwriter does not agree to include all (or such lesser amount as the Shareholder shall, in its discretion, agree to) of the number of the Registrable Securities initially requested by the Shareholder to be included in such registration, then the Purchaser shall include in such registration, to the extent of the number and type which the Purchaser is so advised can be sold in such Public Offering, (i) first, the Purchaser Shares proposed to be sold by Purchaser; (ii) second, to the extent additional Purchaser Shares may be included, the Purchaser Shares proposed to be sold by any members of Quantum Industrial Partners LDC, S-C Phoenix Holdings, L.L.C., Winston Partners II LDC and Winston Partners II LLC (collectively, the "Chaterjee Group"), or any of
                                                ---------------
their respective affiliates or transferees, and (iii) third, to the extent additional Purchaser Shares may be included, the Registrable Securities sought to be sold by the Shareholder, Purchaser Shares sought to be sold by Warburg, Pincus Investors, LP ("Warburg, Pincus"), and Ruddy McGlashan, pro rata among the Shareholder, Warburg, Pincus and Mr. McGlashan based on the number of Purchaser Shares so sought to be sold by each of them. In the event that the proposed registration by Purchaser is pursuant to a contractual demand

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

registration right, the sale of Purchaser Shares by such party making the demand or by any member of the Chaterjee Group shall have priority over the sale of the Registrable Securities."

      5. The Voting Agreement is hereby amended to create a new Section 22 which shall read in its entirety:

"22. Put Option.
     ----------

     22.1 If, upon exercise of the Purchaser Option, Shareholder receives "restricted securities" within the meaning of Rule 144 under the Securities Act, Purchaser hereby grants to Shareholder an irrevocable option, exercisable as provided herein (the "Put Option"), to sell all of the Purchaser Shares acquired
                      ----------
by the Shareholder in conjunction with the exercise of the Purchaser Option, at an exercise price determined as set forth below. The exercise price per Purchaser Share shall be payable in cash and shall equal the Weighted Average Sales Price of the Purchaser Shares as determined with reference to the applicable exercise date of the Purchaser Option (the "Put Option
                                                       ----------
Consideration"). The Put Option Consideration shall be subject to proportionate adjustment in the event of any stock split, stock dividend or reverse stock split.

     22.2 The Put Option may be exercised by the Shareholder, in whole or in part, from time to time by providing notice to the Purchaser. Notice of the Shareholder's intent to exercise the Put Option must be received by the Purchaser within thirty (30) calendar days from the date on which the Purchaser Option is exercised and must include the number of Purchaser Shares to be subject to the Put Option. Failure to notify the Purchaser within such 30-day period shall terminate any rights and duties under this provision. The closing under any such exercise shall take place at the Purchaser's executive offices twenty (20) days after the date on which the Purchaser first receives notice from the Shareholder."

      6.    The Purchaser's address for notices and other communications under
Section 11 of the Voting Agreement is hereby amended as follows:

                    "If to Purchaser:

                    Primus Telecommunications Group, Incorporated
                    1700 Old Meadow Road
                    McLean, VA 22102
                    Attention: K. Paul Singh, Chairman, President and CEO
                    Facsimile:  (703) 902-2814"

     7. In the case of any inconsistency or conflict between the provisions of this Amendment No. 1 and the provisions of the Voting Agreement, the provisions of this Amendment No. 1 shall govern.

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

          Except as expressly provided for in this Amendment No. 1, all terms, conditions and obligations contained in the Voting Agreement are hereby confirmed and shall remain unchanged and in full force and effect.

          This Amendment No. 1 may be executed by facsimile signature which shall be deemed to be an original for all purposes and may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same instrument.

          THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAWS RULES.

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

          IN WITNESS WHEREOF, the Purchaser has caused this Amendment No. 1 to be executed by its duly authorized officers, and the Shareholder has duly executed this Amendment No. 1, each as of the date and year first above written.


                    PURCHASER:

                    PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED


                    By:  /s/ K. Paul Singh
                         -------------------------------------
                         K. Paul Singh, Chief Executive Officer


                    SHAREHOLDER:


                         /s/ Wesley T. O'Brien
                    ______________________________________
                         Wesley T. O'Brien

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